Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia, IR Coordinator
VP, Finance and CFO	PDF Solutions, Inc.
Tel: (408) 938-6457	Tel: (408) 938-6491
Email: gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter 2012 Results

SAN JOSE, Calif. – August 8, 2012 - PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its second fiscal quarter ended June 30, 2012.

Total revenues for the second fiscal quarter of 2012 totaled $22.5 million, up 9% from $20.6 million for the first fiscal quarter of 2012 and up 31% when compared with total revenues of $17.2 million for the second fiscal quarter of 2011. Gainshare performance incentives revenues totaled $8.7 million, up 20% from $7.3 million for the first fiscal quarter of 2012 and up 110% when compared to gainshare performance incentives revenues of $4.2 million for the second fiscal quarter of 2011.

On a GAAP basis, net income for the second fiscal quarter of 2012 was $4.8 million, or $0.17 per basic and $0.16 per diluted share, compared to net income of $3.5 million, or $0.12 per basic and diluted share, in the first fiscal quarter of 2012 and net loss of $(0.1) million, or $(0.00) per basic and diluted share, in the second fiscal quarter of 2011.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, non-GAAP net income for the second fiscal quarter of 2012 totaled $6.4 million, or $0.22 per diluted share, compared with a non-GAAP net income of $4.6 million, or $0.16 per diluted share, for the first fiscal quarter of 2012, and a non-GAAP net income of $1.5 million, or $0.05 per diluted share, for the second fiscal quarter of 2011.

Cash and cash equivalents were $50.2 million at June 30, 2012 compared to cash and cash equivalents of $46.0 million at December 31, 2011.

PDF Solutions® Reports Second Fiscal Quarter 2012 Results

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Second Fiscal Quarter 2012 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$50,176	$46,041
Short-term investments	784	-
Accounts receivable, net	26,976	20,863
Prepaid expenses and other current assets	2,800	3,717
Total current assets	80,736	70,621
Non-current investments	-	784
Property and equipment, net	2,420	777
Intangible assets, net	177	539
Other non-current assets	1,414	1,663
Total assets	84,747	74,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,546	$974
Accrued compensation and related benefits	7,107	5,026
Accrued and other current liabilities	2,587	2,335
Deferred revenues	2,646	2,961
Billings in excess of recognized revenues	901	2,089
Total current liabilities	14,787	13,385
Long-term income taxes payable	3,111	3,489
Other non-current liabilities	315	667
Total liabilities	18,213	17,541

Stockholders’ equity:
Common stock and additional paid-in-capital	212,416	208,830
Treasury stock at cost	(25,062)	(22,899)
Accumulated deficit	(120,470)	(128,789)
Accumulated other comprehensive loss	(350)	(299)
Total stockholders’ equity	66,534	56,843
Total liabilities and stockholders’ equity	$84,747	$74,384

PDF Solutions® Reports Second Fiscal Quarter 2012 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011

Revenues:
Design-to-silicon-yield solutions	$13,793	$13,386	$13,003	$27,179	$23,570
Gainshare performance incentives	8,738	7,257	4,157	15,995	8,607
Total revenues	22,531	20,643	17,160	43,174	32,177

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	8,801	8,572	7,263	17,373	13,701
Amortization of acquired technology	105	156	156	261	312
Total cost of design-to-silicon-yield solutions	8,906	8,728	7,419	17,634	14,013
Gross profit	13,625	11,915	9,741	25,540	18,164

Operating expenses:
Research and development	3,291	3,157	3,717	6,448	7,544
Selling, general and administrative	4,719	4,905	5,242	9,624	10,081
Amortization of other acquired intangible assets	51	51	51	102	102
Restructuring charges (credits)	91	(8)	(122)	83	(133)
Total operating expenses	8,152	8,105	8,888	16,257	17,594

Income from operations	5,473	3,810	853	9,283	570
Interest and other income (expense), net	155	(142)	(32)	13	(411)
Income before income taxes	5,628	3,668	821	9,296	159
Income tax provision	808	169	922	977	1,018
Net income (loss)	$4,820	$3,499	$(101)	$8,319	$(859)

Net income (loss) per share:
Basic	$0.17	$0.12	$(0.00)	$0.29	$(0.03)
Diluted	$0.16	$0.12	$(0.00)	$0.28	$(0.03)

Weighted average common shares:
Basic	28,560	28,384	28,110	28,472	27,960
Diluted	29,560	29,046	28,110	29,303	27,960

PDF Solutions® Reports Second Fiscal Quarter 2012 Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
 (In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011
GAAP net income (loss)	$4,820	$3,499	$(101)	$8,319	$(859)
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	1,319	905	1,473	2,224	2,594
Amortization of acquired technology	105	156	156	261	312
Amortization of other acquired intangible assets	51	51	51	102	102
Restructuring charges (credits)	91	(8)	(122)	83	(133)
Non-GAAP net income	$6,386	$4,603	$1,457	$10,989	$2,016

GAAP net income per diluted share	$0.16	$0.12	$(0.00)	$0.28	$(0.03)
Non-GAAP net income per diluted share	$0.22	$0.16	$0.05	$0.38	$0.07

Shares used in diluted shares calculation	29,560	29,046	28,578	29,303	28,429